UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2003

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 E. St. Andrew Place Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (714) 247-8200

(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

On March 26, 2003, the Audit and Finance Committee of the Board of Directors of Advanced Medical Optics, Inc. (the “Company”) dismissed KPMG LLP (“KPMG”) as the Company’s independent public accountants and engaged PricewaterhouseCoopers LLP to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2003.

In connection with its audits for the Company’s fiscal years ended December 31, 2001 and 2002 and the subsequent interim period through March 26, 2003, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of KPMG on the Company’s consolidated financial statements for each of the years ended December 31, 2001 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries refers to a change in the method of accounting for goodwill and intangibles in 2002 and to a change in the method of accounting for derivative instruments and hedging activities in 2001. These changes in methods of accounting were required by U.S. generally accepted accounting principles.

The Company provided KPMG with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of KPMG’s letter, dated March 31, 2003.

During the fiscal years ended December 31, 2001 and 2002 and through March 26, 2003, the Company did not consult with PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.    Financial Statements and Exhibits.

Exhibit 16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated March 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.

By:	/s/ AIMEE S. WEISNER
Aimee S. Weisner, Corporate Vice President, General Counsel and Secretary

Date:    March 31, 2003

EXHIBIT INDEX

Exhibit No.

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated March 31, 2003.